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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2001

SERACARE LIFE SCIENCES, INC.
(Exact name of registrant as specified in its charter)

California	0-33045	33-0056054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
	1935 Avenida del Oro, Suite F Oceanside, California	92056
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (760) 806-8922

N/A
(Former name or former address, if changed since last report)

Item 8.  CHANGE IN FISCAL YEAR

    On November 6, 2001, the board of directors of SeraCare Life Sciences, Inc. approved a change in the company's fiscal year from February 28/29 to September 30. Accordingly, SeraCare Life Sciences, Inc. will prepare and file a transition report on Form 10-K for the transition period of March 1, 2001 to September 30, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERACARE LIFE SCIENCES, INC.
Date: November 16, 2001	By:	/s/ Jerry L. Burdick Jerry Burdick Executive Vice President and Chief Financial Officer

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SIGNATURES